                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                      NORWOOD PROMOTIONAL PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                     NORWOOD PROMOTIONAL PRODUCTS, INC.
                             THE RENAISSANCE PLAZA
                          70 N.E. LOOP 410, SUITE 295
                           SAN ANTONIO, TEXAS  78216

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 21, 1997

To the Shareholders of NORWOOD PROMOTIONAL PRODUCTS,INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Norwood Promotional Products, Inc. (the "Company") will be held on Tuesday, January 21, 1997, at 10:00 a.m., Central Time, in the San Jacinto Room at The Four Seasons Hotel, 98 San Jacinto Blvd., Austin, Texas, for the following purposes:

         (1)     To elect seven Directors;

         (2) To approve an amendment to the Norwood Promotional Products, Inc. Incentive Stock Compensation Plan to increase the number of shares of Common Stock available for issuance under the Plan from 190,000 shares to 410,000 shares;

         (3) To ratify the selection of Ernst & Young LLP as independent public accountants of the Company for the fiscal year 1997; and

         (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors recommends election of the nominees for Directors named in the accompanying Proxy Statement, the approval of the amendment to the Incentive Stock Compensation Plan and the ratification of the selection of Ernst & Young LLP.

         Only shareholders of record as of the close of business on December 2, 1996 are entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten days prior to the Annual Meeting.

         You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. Proxies should be mailed promptly, and in any event, to reach the transfer agent not later than January 16, 1997. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

                       By Order of the Board of Directors

                       /s/ J. MAX WAITS
                       J. Max Waits
                       Secretary

San Antonio, Texas
December 20, 1996

                       NORWOOD PROMOTIONAL PRODUCTS, INC.
                             THE RENAISSANCE PLAZA
                          70 N.E. LOOP 410, SUITE 295
                           SAN ANTONIO, TEXAS  78216

                             ---------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD JANUARY 21, 1997

                             ---------------------

                            SOLICITATION OF PROXIES


         The accompanying proxy is solicited on behalf of the Board of Directors of Norwood Promotional Products, Inc., a Texas corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"). The Annual Meeting will be held at the time and place and for the purposes set forth in the accompanying Notice of the Annual Meeting. ALL DULY EXECUTED PROXIES WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREON; IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR SET FORTH IN THIS PROXY STATEMENT AND FOR PROPOSALS 2 AND 3 SET FORTH IN THE NOTICE.

                 Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. IF OTHER MATTERS REQUIRING A VOTE OF THE SHAREHOLDERS PROPERLY COME BEFORE THE ANNUAL MEETING, THE PERSONS NAMED IN THE ENCLOSED PROXY CARD WILL VOTE THE SHARES REPRESENTED BY THE PROXIES HELD BY THEM IN THEIR SOLE DISCRETION ON SUCH MATTERS.

         The entire cost of the solicitation of proxies will be borne by the Company. Solicitations will be made primarily by mail, except that, if necessary to obtain reasonable representation of shareholders at the meeting, proxies will also be solicited by telephone or telecopy by regular employees of the Company, who will not receive any additional compensation. The Company may reimburse brokerage firms and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to beneficial owners of Common Stock.

         This Proxy Statement and the form of proxy are first being mailed to the shareholders of the Company on or about December 20, 1996. The Company's Annual Report to Shareholders is enclosed but does not form any part of the materials for solicitation of proxies.

         ANY SHAREHOLDER OF THE COMPANY GIVING A PROXY MAY REVOKE THE PROXY BY VOTING IN PERSON AT THE ANNUAL MEETING OR BY DELIVERING A DULY EXECUTED PROXY BEARING A LATER DATE OR WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT THE ADDRESS GIVEN ABOVE PRIOR TO THE ANNUAL MEETING.

                               QUORUM AND VOTING

         Only shareholders of record as of the close of business on December 2, 1996 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, the Company had 5,616,375 outstanding shares of Common Stock. The Common Stock is the only class of stock of the Company outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on all matters to be voted upon by shareholders at the Annual Meeting. Cumulative voting is not permitted in the election of Directors. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote and present in person or by proxy may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented. Directors shall be elected by a plurality of the votes cast by the holders of shares of Common Stock entitled to vote in the election of Directors at the Annual Meeting, provided a quorum is present or represented at the Annual Meeting or any adjournment thereof. A plurality means that the nominees with the largest number of votes are elected as Directors up to the maximum number of Directors to be chosen at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum but shall not be counted as voting for purposes of determining whether a nominee or proposal has received the necessary number of votes for election or approval.

            PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each Director of the Company; (ii) each named executive officer (as defined in "Compensation of Executive Officers"); (iii) all current executive officers and Directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent of the Common Stock as of the Record Date.



                                                                     BENEFICIAL OWNERSHIP (A)
                                                                  -------------------------------
                                                                  NUMBER OF
 NAME OF BENEFICIAL OWNER                                          SHARES              PERCENTAGE
 ------------------------                                         ---------            ----------

DIRECTORS AND EXECUTIVE OFFICERS:
Frank P. Krasovec (b)                                                636,917              11.33%
Robert P. Whitesell (c)                                              109,023               1.94%
J. Max Waits (d)                                                      10,800                *
John K. Finnell (e)                                                  194,201               3.45%
Robert L. Seibert (f)                                                 14,587                *
John H. Wilson III (g)                                                34,651                *
John H. Josephson (h)                                                 24,728                *
Harold Holland (i)                                                    13,000                *
Roy D. Terracina                                                       4,500                *
All directors and executive officers as a group
(9 persons)                                                        1,042,407              18.32%

5% SHAREHOLDERS:
----------------

Delaware Management Company (j)(k)                                    300,600             5.35%
Montgomery Asset Management LP (j)(l)                                 368,600             6.56%
T. Rowe Price Associates, Inc. (j)(m)                                 300,000             5.34%
Trust Company of the West Group, Inc. (j)(n)                          282,400             5.03%
Thomson Horstmann & Bryant, Inc. (j)(o)                               375,100             6.68%


---------------------------------

*Less than 1%

(a) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

(b) Mr. Krasovec's business address is 106 East Sixth Street, Suite 530, Austin, Texas 78701. Includes 2,000 shares of Common Stock issuable upon exercise of an option granted to Mr. Krasovec by the Company under the Company's 1989 Stock Option Plan (the "1989 Plan"), which is exercisable within 60 days of the date of this Proxy Statement.

(c) Includes 2,000 shares of Common Stock issuable upon exercise of an option granted to Mr. Whitesell by the Company under the 1989 Plan, which is exercisable within 60 days of the date of this Proxy Statement.

(d) Includes 5,562 shares of Common Stock issuable upon exercise of an option granted to Mr. Waits by the Company under the 1989 Plan, which is exercisable within 60 days of the date of this Proxy Statement.

(e) Includes 1,200 shares of Common Stock issuable upon exercise of an option granted to Mr. Finnell by the Company under the 1989 Plan, which is exercisable within 60 days of the date of this Proxy Statement.

(f) Includes 6,000 shares of Common Stock issuable upon exercise of warrants granted to Mr. Seibert by the Company, which are currently exercisable.

(g) Includes 22,728 shares of Common Stock issuable upon exercise of warrants granted to Mr. Wilson by the Company, which are currently exercisable.

(h) Includes 22,728 shares of Common Stock issuable upon exercise of warrants granted to Mr. Josephson by the Company, which are immediately exercisable. Excludes 150,000 shares of Common Stock issuable upon exercise of warrants held by Allen & Company Incorporated ("Allen"). Mr. Josephson, a director of Allen, disclaims beneficial ownership of these shares.

(i) Includes 12,000 shares of Common Stock issuable upon exercise of warrants granted to Mr. Holland by the Company, which are currently exercisable.

(j) Information regarding beneficial ownership has been obtained from reports on SEC Schedule 13G or from the Nasdaq Stock Market. This information has not been verified by the Company.

(k) The business address of Delaware Asset Management Company is One Commerce Square, Philadelphia, Pennsylvania 19103.

(l) The business address of Montgomery Asset Management is 101 California Street, San Francisco, California 94111.

(m) The business address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(n) The business address of Trust Company of the West Group, Inc. is 865 South Figuerga Street, Los Angeles, California 90017.

(o) The business address of Thomson Horstmann & Bryant, Inc. is Park 80 West/Plaza Two, Saddle Brook, New Jersey 07663.


                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         Seven Directors are proposed to be elected at the Annual Meeting, all of whom currently are Directors. The Bylaws of the Company were amended by the Board of Directors in November 1996 to increase the number of Directors comprising the Board of Directors from six to seven. A Director serves until the next annual meeting of shareholders or until his successor is elected and qualified. Vacancies on the Board of Directors may be filled by the majority vote of the Directors then in office or the sole remaining Director.

                                    NOMINEES

         Frank P. Krasovec, age 53, has served as Chairman of the Company since October 1989, and from 1974 until May 1994 he served as either the Chairman or President of Radio Cap Company, Inc., a subsidiary of the Company ("RCC"). Since 1983, Mr. Krasovec has also been the Chairman of Littlefield Real Estate Company, a real estate investment firm, and manages other personal investments. Littlefield Real Estate Company is currently being liquidated; a substantial majority of its properties have been sold and contracts for the sale of its remaining properties are scheduled to close by December 31, 1996. Mr. Krasovec currently devotes a substantial majority of his time to the business of the Company.

         Robert P. Whitesell, age 53, has been the President and Chief Operating Officer of the Company since 1989. Mr. Whitesell is also Chairman of each of the Company's subsidiaries. From February 1989 to May 1994, Mr. Whitesell served as President of RCC. He has been involved in the promotional products industry since 1971 and held various positions in management of the Papermate division of the Gillette Company and the Everglide division of Scripto, Inc. prior to joining the Company.

         Robert L. Seibert, age 66, has served as a Director of the Company since October 1989 and was a director of Norwood Products, Inc. (the "Predecessor Company") from December 1988 to October 1989. Since 1978, he has served as a director of Advertising Unlimited, Inc., a supplier of promotional product calendars and served as its Chairman from 1978 to December 1994. Mr. Seibert has also been a director of Northstar Guaranty since 1992.

         John H. Wilson III, age 54, has served as a Director of the Company since December 1991. Since April 1983, he has served as President of the U.S. Equity Corporation, a private venture capital company. Mr. Wilson is also a director of Capital Southwest Corp., Whitehall Corp., Encore Wire Corporation and Palm Harbor Homes.

         John H. Josephson, age 35, has served as a Director of the Company since June 1993. Mr. Josephson has been employed by Allen & Company Incorporated since August 1987 and has been a director of that firm since February 1995. Mr. Josephson is also a director of Medical Resources, Inc., OFI Holdings, Inc., SESAC Holdings, Inc. and Virgol Servicos de Conveniencia, SA.

         Harold Holland, age 66, has served as a Director of the Company since July 1994. Mr. Holland was the founder of ArtMold Products Corporation ("ArtMold") in 1960 and served as its President and Chairman until July 1994, when ArtMold was acquired by the Company.

         Roy D. Terracina, age 50, was elected as a Director by the Board of Directors in November 1996 to fill the vacancy caused by the increase in the size of the Board from six to seven Directors. Mr. Terracina was the owner and chief executive officer of Sterling Foods, Inc. from 1984 until he sold the company in 1993. He is currently a partner of Jungle Labs, a supplier of chemicals to the pet industry. Mr. Terracina is also a director of Texas Commerce Bank, National Association, United Services Advisors, Inc. and Mesirow Partners.

DIRECTORS COMPENSATION

         Members of the Board of Directors who are not employees of the Company receive annual Director's fees of $20,000. In addition, members of the Board of Directors are reimbursed for their expenses for attending Board and committee meetings. Non-employee Directors are given the option of receiving warrants to purchase shares of Common Stock in lieu of cash Director's fees. These warrants are exercisable at any time during the five-year period following their issuance. For fiscal year 1996, Messrs. Josephson and Wilson each received in lieu of cash

Director's fees warrants to purchase 4,728 shares of Common Stock at an exercise price of $16.25 per share.

        Pursuant to the Company's Non-Employee Director Stock Purchase Plan, warrants to purchase 6,000 shares of Common Stock are granted to each Director who is not an employee of the Company at the time the Director is first elected to the Board of Directors. These warrants vest one year after they are granted and are exercisable at any time during the following four years.

BOARD COMMITTEES AND MEETINGS

         The Board of Directors has standing Audit and Compensation Committees. The Audit Committee members are Messrs. Seibert (Chairman), Wilson and Josephson. The Audit Committee annually recommends to the Board of Directors the appointment of independent certified accountants as auditors for the Company, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results with the auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company and considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Audit Committee held one meeting during the fiscal year ended August 31, 1996.

         The Compensation Committee members are Messrs. Wilson (Chairman), Seibert and Josephson. The Compensation Committee reviews and makes recommendations to the Board regarding salaries, compensation and benefits of executive officers and key employees of the Company and administers the Company's stock option plans. The Compensation Committee held four meetings during the fiscal year ended August 31, 1996.

         The Board of Directors held six meetings during the fiscal year ended August 31, 1996. During fiscal 1996 each Director attended at least 75% of the meetings of the Board of Directors and the meetings held by the committees of the Board of Directors on which such Director served.

EXECUTIVE OFFICERS

         The following table sets forth the name, age and current position with the Company of each executive officer of the Company ("named executive officers").


           Name                         Age                        Position
           ----                         ---                        --------
Frank P. Krasovec                        53        Chairman and Chief Executive Officer
Robert P. Whitesell                      53        President and Chief Operating Officer
J. Max Waits                             43        Secretary, Treasurer and Chief Financial Officer
                                                   of the Company
John K. Finnell                          48        Vice President of Product Development and
                                                   Sourcing

         Officers are elected to hold office until the annual meeting of the Board of Directors, which generally follows immediately after the annual meeting of shareholders, or until their respective successors are elected and have qualified. Officers serve at the discretion of the Board of Directors.

         Information regarding Messrs. Krasovec and Whitesell is set forth under the caption "Election of Directors."

         J. Max Waits has served as Chief Financial Officer, Secretary and Treasurer of the Company since May 1994. Mr. Waits was the Controller of RCC from August 1991 until May 1994. He is also the Secretary of each of the Company's operating companies. Prior to joining RCC, Mr. Waits served as corporate controller/operating director and held various other financial positions with Scripto Tokai Corporation from February 1984 to February 1989 and as sales manager of Robertex Inc. from February 1989 to August 1991.

         John K. Finnell was elected Vice President of Product Development and Sourcing of the Company in May 1994. From April 1993 until May 1994, Mr. Finnell served as Vice President of Marketing of the Company. Mr. Finnell held various sales and marketing positions with RCC from 1985 to April 1993.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the compensation paid by the Company for services rendered during fiscal 1994, 1995 and 1996 to the Company's chief executive officer and each other executive officer as of the end of such fiscal year who received compensation in excess of $100,000 for fiscal 1996 (collectively, the "named executive officers").

                          SUMMARY COMPENSATION TABLE

                                                                                                  Long Term
                                                           Annual Compensation                   Compensation
                                                           -------------------                   ------------
                                                                                                  Securities
                                  Fiscal                                     Other Annual         Underlying
              Name                 Year         Salary          Bonus        Compensation      Options/SARs (#)
              ----                 ----         ------          -----        ------------      ----------------
 Frank P. Krasovec                 1996        $266,346           --              --                10,000
   Chairman and Chief              1995        $241,680           --              --                 9,000
   Executive Officer               1994         222,503           --              --                 6,000

 Robert P. Whitesell               1996         179,322           --                                10,000
   President and Chief             1995         152,884        $45,000            --                 9,000
   Operating Officer               1994         126,538         20,000            --                 6,000

 J. Max Waits                      1996         121,053           --              --                 8,000
   Secretary, Treasurer and        1995         107,230         32,000            --                 4,500
   Chief Financial Officer         1994          84,851          9,000            --                 2,400

 John K. Finnell                   1996         103,885           --              --                 7,728
   Vice President - Product        1995          93,923         22,000(a)         --                 3,000
   Development and Sourcing        1994          87,970         10,000            --                  6000

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning the number and value of unexercised stock options granted during the last completed fiscal year to each of the named executive officers.


                              INDIVIDUAL GRANTS
          ----------------------------------------------------------

                                         PERCENT OF
                           NUMBER OF       TOTAL
                          SECURITIES      OPTIONS/                                     POTENTIAL REALIZABLE VALUE AT
                          UNDERLYING    SARS GRANTED                                      ASSUMED ANNUAL RATES OF
                           OPTIONS/     TO EMPLOYEES   EXERCISE OF                         STOCK PRICE APPRECIATION
                             SARS        IN FISCAL     BASE PRICE        EXPIRATION           FOR OPTION TERM
     NAME                 GRANTED (#)       YEAR         ($/SH)             DATE          5% ($)        10% ($)
     ----                 -----------       ----         ------             ----        ----------      ----------
Frank P. Krasovec           10,000         10.93%        $ 17.88          11/16/00      $   49,399       $ 109,159
Robert P. Whitesell         10,000         10.93%          16.25          11/16/05         102,195         258,983
J. Max Waits                 8,000          8.74%          16.25          11/16/05          81,756         207,187
John K. Finnell              3,000          3.28%          16.25          11/16/05          30,659          77,695
                             4,728          5.17%          16.25          01/23/06          48,318         122,447


           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR END OPTION/SAR VALUES

         The following table sets forth information concerning the number and value of unexercised stock options held by named executive officers at August 31, 1996.



                                                                                   VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED        IN-THE-MONEY
                                                             OPTIONS/SARS AT         OPTIONS/SARS AT
                                                            FISCAL YEAR-END (#)     FISCAL YEAR-END ($)
                                                            ------------------      -------------------
                          SHARES ACQUIRED      VALUE           EXERCISABLE/            EXERCISABLE/
       NAME               ON EXERCISE (#)   REALIZED ($)       UNEXERCISABLE           UNEXERCISABLE
       ----               ---------------   ------------       -------------           -------------
Frank P. Krasovec               --               --            2,000/23,000           $1,500/$20,838
Robert P. Whitesell             --               --            2,000/23,000             4,000/36,080
J. Max Waits                    --               --             5,562/6,100           $64,792/17,241
John K. Finnell                 --               --             1,200/7,800             7,200/17,160

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         During fiscal 1996, the Compensation Committee of the Board of Directors was made up of three independent non- employee Directors. The Committee is responsible for analyzing the performance of the officers of the Company and making recommendations to the entire Board of Directors concerning their salaries, benefits and other compensation. The Committee also administers the Company's stock option and compensation plans.

         Compensation of officers consists of three elements:  (i) base salary,
(ii) annual incentive bonuses and (iii) long-term incentives in the form of stock options. Annual cash bonuses are paid if the Company or its operating companies achieve financial targets designed to reflect above-average performance relative to the promotional products industry and the general economy. Stock options are used to align the interests of shareholders and officers by rewarding performance that builds shareholder value. These elements are combined to build compensation packages that attract, motivate and retain the management talent necessary to insure the success of the Company.

         Base salaries for officers are determined by evaluating the responsibilities of the position, individual performance by the officer, contributions to the growth, revenue and earnings of the Company, the experience of the officer and the number of years of his or her service with the Company. These salaries are reviewed annually and adjustments are determined by the Company's performance and the individual's contribution to that performance.

         For fiscal 1996, the Company's incentive bonus plan covered executives of the Company and five of the Company's operating subsidiaries: ArtMold Products Corporation, Barlow Promotional Products, Inc., Key Industries, Inc., Air-Tex Corporation and Radio Cap Company, Inc. Under the plan, pre-determined amounts were available for the payment of cash bonuses based on both individual performance and achievement of operating income targets by the subsidiaries. Officers and other key managers participated in the bonus plans during fiscal 1996 based upon percentages set for them at the beginning of the fiscal year.

         Stock options are granted to officers from time to time as determined by the Committee. Stock options are granted with an exercise price not less than the fair market value of the Common Stock on the date of grant. Options are generally exercisable between three and ten years from the date granted. Stock options are an important part of the overall compensation package provided to officers. Since the full benefit of the compensation package cannot be realized unless the Common Stock appreciates over the period that the stock options vest and become exercisable, the Company believes that the grant of stock options provides incentive for the creation of long-term shareholder value.

         These compensation policies apply to all officers of the Company, including the named executive officers. Annual base salaries and incentive bonus targets for executive officers were determined by the entire Board of Directors, based upon the recommendations of the Compensation Committee and the Board's evaluation of the factors described above.

         Mr. Krasovec's base annual salary was initially set by the Board of Directors at approximately $250,000 for the 1996 fiscal year. Effective January 1, 1996, that amount was increased to approximately $275,000. In recommending this increase in Mr. Krasovec's compensation, the Committee took into account the time and effort required of him in implementing the Company's acquisition strategy and the Company's success in achieving its operating objectives.

         Mr. Krasovec continues to effectively lead the Company through identifying, evaluating and negotiating the terms of strategic acquisitions, hiring key personnel and establishing a strategic focus to position the Company for the future. Under Mr. Krasovec's leadership, during the 1996 fiscal year the Company completed a Common Stock offering which netted the Company approximately $31 million and the acquisitions of Ocean Specialty Manufacturing Corporation, Tee-Off Enterprises, Inc. and Alpha Products, Inc. The Company's sales have grown from $32.5 million in fiscal 1991 to $152.0 million during fiscal 1996. The Company's success in implementing its operating and acquisition strategy has increased net income from $568,000 in fiscal 1991 to $4.2 million in fiscal 1996.

                          Compensation Committee:

                          Robert L. Seibert
                          John H. Wilson III
                          John H. Josephson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. There are no persons who participated in deliberations concerning executive officer compensation in fiscal 1996 that had any relationship that would require disclosure pursuant to
Item 404 of Regulation S-K as promulgated by the Securities and Exchange Commission.

         No executive officer of the Company served as a member of the compensation committee (or other Board committee performing similar functions) or board of directors of another corporation, one of whose executive officers served on the Company's Compensation Committee or Board of Directors.

COMMON STOCK PERFORMANCE GRAPH

         The Common Stock began trading publicly on June 16, 1993. The following performance graph compares the cumulative return since June 16, 1993 of the Common Stock with that of Standard and Poor's 500 Stock Index and a group of the Company's peer corporations (the "Peer Group"). Each index assumes $100 invested on June 16, 1993 and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.

                 COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN
                                     AMONG
    NORWOOD PROMOTIONAL PRODUCTS, INC., STANDARD AND POOR'S 500 STOCK INDEX
                                AND A PEER GROUP
                 (PERFORMANCE RESULTS THROUGH AUGUST 31, 1996)



                              [CHART APPEARS HERE]



                                                  JUNE 16,     AUG. 28,     SEPT. 3,     SEPT. 2,      AUG. 31,
                                                     1993        1993         1994         1995          1996
                                                  --------     --------     --------     --------      --------
Norwood Promotional Products,  Inc.                 100          113           95           141          132
Standard & Poor's 500 Stock Index                   100          104           106          133          158
Peer Group                                          100          105           107          103          128

         THE PEER GROUP IS COMPOSED OF THE FOLLOWING COMPANIES:

                                     COMPANY NAME                    SYMBOL
                                     ------------                    ------
                                 Ha-Lo Industries                     HALO
                              Tandy Brands Accessories                TBAC
                                Forschner Group, Inc.                 FSNR
                                 Lillian Vernon Corp.                  LVC
                                 CSS Industries Inc.                   CSS



         The Companies above were selected as a peer group due to similar industries and market capitalization.

         SECTION 16 COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, Directors, certain officers, and beneficial owners of 10% or more of the Company's Common Stock are required from time to time to file with the Securities and Exchange Commission reports on Forms 3, 4 or 5, relating principally to transactions in Company securities by such persons. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its fiscal year 1996 and thereafter, Forms 5 and amendments thereto furnished to the Company with respect to its fiscal year 1996, and written representations received by the Company from a Director, officer or beneficial owner of more than 10% of the Common Stock ("reporting persons") that no Form 5 is required, the Company believes that all reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934 during the Company's fiscal year 1996, except that John H. Wilson III filed on May 3, 1996 a Form 4 report that was due on April 10, 1996 relating to his exercise of options to purchase 2,857 shares of Company Common Stock.

CERTAIN TRANSACTIONS

         In connection with the acquisition of the Barlow(R) and Salm(R) product lines in May 1992, the Company sold an aggregate of 173,333 shares of Common Stock to officers and certain employees of the Company for $5.25 per share. To assist these officers and employees in financing the purchase of these shares, Radio Cap Company, Inc., a wholly owned subsidiary of the Company, made loans in an aggregate principal amount of $510,000, including loans of $208,783 to Frank P. Krasovec and $120,002 to John K. Finnell. The loans provide for annual interest at the Chemical Bank prime rate plus 2% (10.5% at August 31, 1996), payable quarterly, with principal payable in quarterly installments beginning September 1995 and the balance of the loan due in June 1997. The loans were secured by a pledge of the Common Stock purchased with the loan proceeds. Mr. Krasovec and Mr. Finnell have repaid their loans in full during the fiscal year ending August 31, 1996.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

            PROPOSAL TO AMEND THE INCENTIVE STOCK COMPENSATION PLAN
                                  (PROPOSAL 2)
GENERAL

         The Company's Amended and Restated 1994 Incentive Stock Compensation Plan (the "Plan") was originally adopted by the Board of Directors of the Company on November 14, 1994 and approved by the Shareholders of the Company on January 25, 1995. The Plan is designed to encourage stock ownership by certain officers and employees of the Company and any present or future subsidiaries of the Company (collectively, "Subsidiaries") so that the employees may acquire or increase their proprietary interest in the success of the Company and have additional incentive to remain in the employ of the Company.

         Under the Plan as currently in effect, 190,000 shares of Common Stock are reserved for stock options and other awards. As of the date of this proxy statement, a total of 175,728 shares of Common Stock have been issued or are currently reserved for issuance upon exercise of stock options granted pursuant to the Plan, and 14,272 shares currently remain available for future awards.
On November 15, 1996, the Board of Directors unanimously approved an amendment to the Plan to increase the total number of shares of Common Stock available for awards under the Plan from 190,000 to 410,000, and directed that the amendment be submitted to a vote of the shareholders at the Annual meeting. If the proposal to amend the Plan is approved by the Shareholders, up to 234,272 shares of Company Common Stock would be available for issuance under the Plan, in addition to the 175,728 shares previously issued or currently reserved for issuance. The 410,000 shares issued or reserved for issuance under the Plan if the amendment is approved will represent approximately 7.3% of the Company's total issued and outstanding and reserved Common Stock.

         Employees of the Company or a Subsidiary, including the Company's executive officers and directors who are employees, are eligible to receive awards under the Plan. Non-employee directors are not eligible for awards granted pursuant to the Plan. Awards may be in the form of (i) stock options to purchase shares of Company Common Stock, (ii) stock appreciation rights,
(iii) restricted stock or restricted units, and (iv) performance bonus awards in the form of cash or shares of Company Common Stock, or both.

         The Plan is administered by a committee composed of non-employee directors who are not eligible to participate in the Plan (the "Committee"). The Plan allows the cancellation and regrant of previously granted awards. Based solely upon the closing price of the Company's Common Stock in the NASDAQ National Market System on December 2, 1996, the market value of the shares of Company Common Stock reserved for issuance under the Plan is $6,457,500. The actual value of the securities to be issued will be determined by the fair market value of the underlying securities on the dates such securities are issued.

         The benefits or amounts of awards that will be received or allocated to a particular individual or group pursuant to the Plan is not determinable. The Plan makes no distinction between awards to key employees and officers, and awards that may be granted to key employees and/or executive officers.

         The Plan terminates on November 14, 2004, except with respect to awards then outstanding. No award granted under the Plan shall be assignable or transferable except by will or the laws of descent and distribution.

AWARDS

         Options. The Company may grant stock options ("incentive stock options") qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and options ("nonqualified options") not qualifying under such provision. The Committee also may provide for the automatic grant of reload options and may issue deferred compensation stock options to provide a means by which compensation payments can be deferred to future dates.

         Incentive stock options are exercisable at a price not lower than 100% of the fair market value of the stock on the date of the grant, but in the case of an eligible employee who owns more than 10% of the Common Stock, the incentive stock options will be exercisable at a price not lower than 110% of the fair market value on the date of the grant. The Plan provides that the aggregate fair market value, measured as of the date of grant, of stock covered by options granted to any employee may not exceed $100,000 in the year in which such options first become exercisable. The Company may establish vesting provisions for a stock option so that the option becomes fully vested to the participant in a series of cumulative portions. The Committee may also accelerate the vesting of any stock option or portion thereof.

         Incentive stock options are exercisable during a period specified in the agreement granting the option, not to exceed five years from the date the grant in the case of a 10% shareholder and ten years from the date of grant in other cases. The term of each stock option, other than incentive stock options, shall be fixed by the Committee.

         Stock Appreciation Rights. A stock appreciation right is an award entitling a participant under the Plan to receive an amount equal to (or less than, if the Committee elects) the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date of grant of the stock appreciation right. A stock appreciation right may be exercised by a participant in accordance with procedures established by the Committee, but a stock appreciation right may not be exercisable prior to the first anniversary of the date of its grant.
Payment upon exercise of a stock appreciation right may be made in cash, shares of Common Stock, a stock option or any combination thereof.

         Restricted Stock Awards. Awards of restricted Common Stock ("Restricted Stock") are rights granted by the Committee to receive shares of Common Stock subject to forfeiture and other restrictions determined by the Committee. Until the restrictions with respect to any award of Restricted Stock lapse, the transferability of the Restricted Stock is prohibited or restricted in the manner and to the extent prescribed by the Committee. The grant of an award of Restricted Stock constitutes an immediate transfer of the ownership of the Common Stock evidenced thereby, entitling the recipient to dividend, voting and other voting rights.

         A restricted unit grant (a "Restricted Unit Grant") is an award of units granted to a participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the participant forfeit such units upon termination of employment for specified reasons within a specified period of time, and restrictions on the sale, assignment, transfer or other disposition of the units. Based on the discretion of the Committee at the time a Restricted Unit Grant is awarded to a participant, a unit will have a value (i) equivalent to one share of Common Stock, or (i) equivalent to the excess of the fair market value of a share of Common Stock on the date the restriction lapses over the fair market value of a share of Common Stock on the date of the grant of the Restricted Unit Grant (or over such other value as the Committee determines at the time of the grant).

         Performance Bonus Awards. Performance bonus awards granted under the Plan may be in the form of cash or shares of Common Stock and shall be granted on terms approved by the Committee.

ADJUSTMENTS

         In the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination, exchange of shares, other form of reorganization, or any other change affecting the Common Stock, the Board of Directors, in its discretion, may make proportionate adjustments as it deems appropriate to reflect such change with respect to (i) the maximum number of shares of Common Stock which may be sold or awarded to any participant, (ii) the number of shares of Common Stock covered by each outstanding award, and
(iii) the price per share in respect of the outstanding awards.
Notwithstanding the foregoing, the Board of Directors may only increase the aggregate number of shares of Common Stock for which awards may be granted under the Plan solely to reflect the change, if any, of the capitalization of the Company or a subsidiary of the Company. The Committee may also make such adjustments in the number of shares covered by and the price or other value of any outstanding awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders.

                               NEW PLAN BENEFITS

      NAME AND POSITION                      DOLLAR VALUE(A)                  NUMBER OF OPTIONS
      -----------------                      ------------                     -----------------
Frank P. Krasovec,                               --                                  5,000
      Chairman and Chief
      Executive Officer
Robert P. Whitesell,                             --                                  5,000
      President and Chief
      Operating Officer
J. Max Waits,                                                                        5,000
      Secretary, Treasurer
      and Chief Financial
      Officer
John K. Finnell                                  --                                  2,500
      Vice President Product
      Development and
      Sourcing
Executive Group                                  --                                 24,500
Non-Executive Officers                           --                                  8,000

---------------------------------
    (a) The options issued to Mr. Krasovec under the Plan were granted at an exercise price of $18.563 per share which was at least 110% of the closing price per share of the Company's Common Stock as reported by NASDAQ as of November 15, 1996. The options issued to Messrs. Whitesell, Waits and Finnell were granted at an exercise price of $16.875 per share, the closing price per share of the Company's Common Stock as reported by NASDAQ as of November 15, 1996.

AMENDMENT AND TERMINATION.

         The Board of Directors may terminate or amend the Plan without shareholder approval, except that approval of the shareholders is required for an amendment that (a) increases the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustment pursuant to Section 12 of the Plan), (b) materially modifies the requirements as to eligibility for participation in the Plan, or (c) materially increases the benefits accruing to participants under the Plan. Neither the Board of Directors nor the Committee may amend, alter, discontinue or terminate the requirements concerning incentive stock options unless (i) (a) such modifications are made to comply with changes in the tax laws, or (b) the Plan is completely terminated, or (ii) make any amendment, alteration or modification to the Plan that would impair the vested rights of a participant under any award granted under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The following general summary is based upon the Code and does not include a discussion of any state or local tax consequences.

         Incentive Stock Options. A participant does not realize taxable income upon the grant or exercise of an incentive stock option.

         The income tax treatment of any gain or loss realized upon a participant's disposition of shares of Common Stock received upon exercise of an incentive stock option depends on the timing of the disposition. If the optionee holds the shares received upon exercise of an incentive stock option for at least two years from the date such incentive stock option was granted, or one year from the date of exercise, the difference (if any) between the amount realized from the sale of such shares and the participant's tax basis will be taxed as long-term capital gain or loss.

         If a participant disposes of the shares of Common Stock before the end of the applicable holding periods described above, such participant may be deemed to be in receipt of taxable income in the year of the disqualifying disposition, depending on the selling price. If the selling price exceeds the fair market value of the incentive stock option on the date of exercise, the excess of that fair market value over the exercise price is taxable to the participant as ordinary income, and the excess of the selling price over the fair market value is taxable to the participant as capital gain. If the selling price exceeds the exercise price but not the fair market value on the date of exercise, the excess of the selling price over the exercise price is taxable to the participant as ordinary income. If the selling price is less than the exercise price, the difference is treated as capital loss.

         The Company is not entitled to a deduction for federal income tax purposes with respect to the grant or exercise of an incentive stock option or the disposition of shares of Common Stock acquired upon exercise (if the applicable holding periods have been met). In the event of a disqualifying disposition, however, the Company is entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant.

         Certain participants may be subject to the alternative minimum tax which in individual cases could reduce or eliminate any tax benefits to them under the Plan.

         Nonqualified Stock Option. A participant will not recognize any taxable income upon the grant of a nonqualified option. However, upon exercise of a nonqualified option, a participant must recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. Upon the subsequent disposition of the shares, the participant will realize a capital gain or loss, depending on whether the selling price exceeds the fair market value of the shares on the date of exercise. The participant's holding period in the shares, for capital gains and losses purposes, begins on the date of exercise.

         A participant's tax basis in the shares of Common Stock received on exercise of a nonqualified option will be equal to the amount of consideration paid by the participant on exercise, plus the amount of ordinary income recognized as a result of the receipt of such shares. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant recognizes taxable income, provided that the Company satisfies its withholding tax obligation with respect to such income.

         If a participant exercises a nonqualified option by delivering other shares of the Company's Common Stock, the participant will not recognize gain or loss with respect to the shares delivered by the participant, even if the then fair market value of such shares is different from the participant's tax basis therein. The participant, however, will be taxed as described above with respect to the exercise of the nonqualified option as if the participant had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. The participant's tax basis in the shares of Common Stock received on such exercise will be equal to the participant's basis in the number of shares surrendered on such exercise plus the fair market value of the number of shares received in excess of the number of shares surrendered and the holding period for such number of shares received will include the holding period of the shares surrendered.

RESTRICTED STOCK AND DEFERRED STOCK

         Generally, an employee to whom an award of Restricted Stock is made will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of Common Stock received, at the time the shares first become transferable or are no longer subject to forfeiture, over the purchase price, if any, paid by the employee for such Common Stock, and such amount will then be deductible for federal income tax purposes by the Company. For tax purposes, in addition to other restrictions, the Common Stock is considered to be subject to a substantial risk of forfeiture as long as the sale of the shares could subject the employee to suit under the "short swing profit" provisions of Section 16 of the

Securities and Exchange Act of 1934. Alternatively, if the recipient so elects, the recipient will recognize ordinary income on the date of grant in the case of an award of Restricted Stock in an amount equal to the excess of the fair market value of the shares of Common Stock (without taking into account any lapse restrictions) on such date, over the purchase price, if any, paid by the employee for such Common Stock, and such amount will then be deductible by the Company. In the event of the forfeiture of the Common Stock included in an award of Restricted Stock, the employee will not be entitled to any income tax deduction except to the extent the employee paid for such Common Stock. Upon a sale of the Common Stock included in an award of Restricted Stock, the employee will recognize capital gain or loss, as the case may be, equal to the difference between the amount realized from such sale and the employee's tax basis for such shares of Common Stock.

         Any dividend (including any interest earned thereon) payable with respect to shares of Common Stock that have not vested pursuant to the terms of an award of Restricted Stock will be taxable to the recipient employee as ordinary compensation income at the time his right to such dividend is no longer subject to a risk of forfeiture.

STOCK APPRECIATION RIGHTS

         A participant will not recognize any taxable income upon the grant of a stock appreciation right (an "SAR"). Upon exercise, however, a participant must recognize ordinary income equal to the fair market value of the shares of Company's Common Stock he receives. Upon the subsequent disposition of the shares, the participant will recognize a capital gain or loss, depending on whether the selling price exceeds the fair market value of the shares on the date of exercise. The participant's holding period in the shares, for capital gains and losses purposes, begins on the date of exercise.

         A participant's tax basis in the shares of Common Stock he receives on exercise of an SAR will be equal to the fair market value of such shares. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant recognizes taxable ordinary income, provided that the Company satisfies its withholding tax obligations with respect to such income.

VOTE REQUIRED FOR ADOPTION OF THE AMENDMENT OF THE PLAN

         The proposed amendment to the Plan will require the affirmative vote of a majority of the total number of shares of Common Stock present or represented and entitled to vote at the Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE INCENTIVE STOCK COMPENSATION PLAN.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 3)

         The Board of Directors has selected Ernst & Young LLP as independent public accountants for the Company to audit its consolidated financial statements for the fiscal year ending August 30, 1997, and requests that the shareholders ratify such selection. The affirmative vote of a majority of the outstanding shares of Common Stock present or represented at the Annual Meeting in person or by proxy will be required for the ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent public accountants. Ernst & Young LLP served as the Company's independent public accountants for the fiscal year ended August 31, 1996 and has reported on the Company's consolidated financial statements for such year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

         While shareholder ratification is not required for the selection of Ernst & Young LLP, since the Board of Directors has the responsibility for selecting the Company's independent public accountants, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders' opinions, which the Board of Directors will take into consideration in future deliberations.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 31, 1996.

                                 OTHER BUSINESS

         Management knows of no other business to be brought before the Annual Meeting. If any other proposals should properly come before the Annual Meeting, it is intended that the shares represented by proxies shall be voted in accordance with the judgment of the person or persons exercising the authority confessed by the proxies. The persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

                         DATE FOR RECEIPT OF PROPOSALS

         Any shareholder wishing to submit a proposal for inclusion in the proxy statement for the Company's Annual Meeting of Shareholders to be held in January 1998 pursuant to the shareholder proposal rules of the Securities and Exchange Commission should submit the proposal in writing to J. Max Waits, Secretary, Norwood Promotional Products, Inc., The Renaissance Plaza, 70 N.E. Loop 410, Suite 295, San Antonio, Texas 78216. The Company must receive a proposal by August 18, 1997 to be included in the proxy statement.

                                        By Order of the Board of Directors

                                        /s/ J. MAX WAITS
                                        J. MAX WAITS
                                        Secretary
December 20, 1996
San Antonio, Texas

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                       NORWOOD PROMOTIONAL PRODUCTS, INC.
                             THE RENAISSANCE PLAZA
                          70 N.E. LOOP 410, SUITE 295
                            SAN ANTONIO, TEXAS 78216



December 20, 1996

Dear Norwood Promotional Products, Inc. Shareholder:

You are cordially invited and encouraged to attend the Annual Meeting of Shareholders of Norwood Promotional Products, Inc. The meeting will be held on Tuesday, January 21, 1997 at 10:00 a.m. Central Time in the San Jacinto West Room at The Four Seasons Hotel, 98 San Jacinto Blvd., Austin, Texas.

If you cannot personally attend the meeting, please vote your preference on the proxy card attached below and return it promptly. Your participation in NPPI's business, whether in person or by proxy, is an important part of the Company's governance.

I look forward to and appreciate your participation in Norwood Promotional Products, Inc.'s Annual Meeting of Shareholders.

Sincerely,

/s/ FRANK P. KRASOVEC
Frank P. Krasovec
Chairman and Chief Executive Officer


                           Detach Proxy Form Here
--------------------------------------------------------------------------------
ITEM 3. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR 1997.

                    FOR               AGAINST               ABSTAIN
        ------------        ----------            ----------
In their sole discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

This Proxy will be voted as specified in the spaces provided therefore or, if no such specification is made, it will be voted for the election of directors and for Items 2 and 3. The matters in Items 1, 2 and 3 are proposed by the Company.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       NORWOOD PROMOTIONAL PRODUCTS, INC.

                         SIGN HERE

                                    --------------------------------------------
                                    (Please sign exactly as name appears hereon)

                         SIGN HERE
                                    --------------------------------------------
                                    (Executors, administrators, trustees, etc.
                                     should so indicate when signing)

                         Dated
                                    --------------------------------------------

                           Detach Proxy Form Here
--------------------------------------------------------------------------------
PROXY                 NORWOOD PROMOTIONAL PRODUCTS, INC.
         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - JANUARY 21, 1997

The undersigned, revoking all previous proxies, hereby appoints Frank P. Krasovec and Robert P. Whitesell, or either of them as Proxy or Proxies of the undersigned, each with the power to appoint his substitute, to vote, as designated below, all of the shares of Common Stock of Norwood Promotional Products, Inc. (the "Company") held of record by the undersigned on December 2, 1996, at the annual meeting of shareholders to be held at 10:00 a.m. Central Time on January 21, 1997, in the San Jacinto West Room at The Four Seasons Hotel, 98 San Jacinto Blvd., Austin, Texas, and at any adjournment thereof.

ITEM 1.  ELECTION OF DIRECTORS

           FOR all nominees listed below       WITHHOLD AUTHORITY  to vote
  -------- (except as marked to the       -----  for all nominees listed  below.
           contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

          Frank P. Krasovec, Robert P. Whitesell, Robert L. Seibert,
   John H. Wilson III, John H. Josephson, Harold Holland, Roy D. Terracina

ITEM 2. APPROVAL OF THE AMENDMENT TO NORWOOD PROMOTIONAL PRODUCTS, INC. 1994 INCENTIVE STOCK COMPENSATION PLAN

                   FOR                AGAINST               ABSTAIN
         ----------        -----------             ---------
                               (CONTINUED, AND TO BE SIGNED ON THE  OTHER SIDE.)